SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is entered into as of May 11, 2020 (the “Effective Date”), by and between Cardiff Oncology, Inc., a Delaware corporation (the “Company”), and the subscriber identified on the signature pages hereto (the “Subscriber”).

WHEREAS:
The Company desires to issue and sell to each Subscriber, and each Subscriber, severally and not jointly, desires to purchase from the Company, such number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” or the “Securities”) as set forth on the signature page to this Agreement.
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION
1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby agrees to purchase the Common Stock from the Company, and the Company agrees to issue the Common Stock to Subscriber, at a price of $1.34 per share (the “Purchase Price”).
1.2 Promptly following the execution of this Agreement, the Company will deliver to the Subscriber fully executed stock certificates representing the Common Stock.

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER
2.1 Subscriber hereby acknowledges, represents and warrants to the Company the following:

(A) Subscriber acknowledges that the purchase of the Securities involves a high degree of risk in that the Company may require substantial additional funds;
(B) Subscriber recognizes that acquiring the Securities of the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities;
(C) Subscriber has such knowledge and experience in finance, securities, investments, including investment in unregistered securities, and other business matters so as to be able to protect its interests in connection with this transaction;
(D) The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”);
(E) Subscriber acknowledges that the market for shares of the Common Stock may be illiquid and, accordingly, Subscriber may not be able to liquidate the Common Shares;
(F) Subscriber acknowledges that the market for shares of the Common Stock may be illiquid;

(G) Subscriber acknowledges that the Securities are subject to significant restrictions on transfer as imposed by state and federal securities laws, including but not limited to a minimum holding period of at least six (6) months pursuant to Rule 144 under the Securities Act;
(H) Subscriber hereby acknowledges (i) that this offering of Securities has not been reviewed by the United States Securities and Exchange Commission or by the securities regulator of any state; (ii) that the Securities are being issued by the Company pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act; and (iii) that any certificate evidencing the Securities received by Subscriber will bear a legend in substantially the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.
(I) Subscriber is acquiring the Securities as principal for Subscriber’s own benefit and not with a view to distribution, on behalf of the Company or otherwise, of the Securities;
(J) Subscriber is not aware of any general advertisement of the Securities or any general solicitation in connection with any offering of the Securities;

(K) Subscriber acknowledges that they have had an opportunity to seek the advice and consultation of independent investment, legal and tax counsel; and
(L) Subscriber acknowledges and agrees that the Company has previously made available to Subscriber the opportunity to ask questions of and to receive answers from representatives of the Company concerning the Company and the Securities, as well as to conduct whatever due diligence the Subscriber, in its discretion, deems advisable. Subscriber is not relying on any information communicated by any representatives of the Company and is relying solely upon information obtained during Subscriber’s due diligence investigation in making a decision to invest in the Securities and the Company.

REPRESENTATIONS BY THE COMPANY
3.1 The Company represents and warrants to the Subscriber that:
(A) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B) Upon issuance, the shares of Common Stock will be duly and validly issued, fully paid and non-assessable and will be issued in compliance with all applicable state and federal laws concerning the issuance of securities.
(C) Material Contracts. Except as disclosed in any report, schedule, form, statement or other document (the “SEC Reports”) filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and except for the agreements explicitly contemplated hereby, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations of, or payments to, the Company in excess of $250,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) the grant of rights to manufacture, produce, assemble, license, market or sell the Company’s products or affect the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products (each, a “Material Contract”, collectively the “Material Contracts”). All of the Material Contracts are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity. Neither the Company is nor is any other party to the Material Contracts in material default under any of such Material Contracts.

(D) Intellectual Property.
(a) Ownership. Except as disclosed in the SEC Reports, to the knowledge of the Company (without having conducted any special investigation or patent search), the Company owns or possesses or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Company as presently conducted, the lack of which could reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”). The Company has not received any written communication alleging that the Company has violated or, by conducting its business as currently conducted, would violate any of the Intellectual Property of any other person or entity , nor is the Company aware of any basis therefor.
(b) No Breach by Employees. Except as disclosed in the SEC Reports, the Company is not aware that any of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to their employment by the Company.
(E) Title to Properties and Assets; Liens. Except as disclosed in the SEC Reports, to the knowledge of the Company, the Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iv) above.
(F) Compliance with Other Instruments. The Company is not in violation of any material term of its Certificate of Incorporation or bylaws, each as amended to date, or, to the Company’s knowledge, in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound which would have a Material Adverse Effect. To the Company’s knowledge, the Company is not in violation of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect. The execution and delivery of the Agreement by the Company, the performance by the Company of its obligations pursuant to the Agreement, and the issuance of the Securities will not result in any material violation of, or materially conflict with, or constitute a material default under, the Company’s Certificate of Incorporation or bylaws, each as amended to date, or any of its agreements, nor, to the Company’s knowledge, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.
(G) Litigation. Except as disclosed in the SEC Reports, there are no actions, suits, proceedings or investigations pending against the Company or its properties (nor has the Company received notice of any threat thereof) before any court or governmental agency. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding initiated by the Company currently pending.
(H) Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.
(I) Offering. Subject to the accuracy of the Subscriber’s representations and warranties, the offer, sale and issuance of the Securities to be issued in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of the Securities Act and, except for such notice requirements as may arise under applicable state law, from the registration or qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.
(J) Tax Returns and Payments. The Company has timely filed all tax returns required to be filed by it with appropriate federal, state and local governmental agencies, except where the failure to do so would not have a Material Adverse Effect. These returns and reports are true and correct in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed, and, to the Company’s knowledge, all other taxes due and payable by the Company have been paid or will be paid prior to the time they become delinquent. The Company has not been advised in writing (i) that any of its returns have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment with respect to its federal, state or local taxes.

CONDITIONS TO SUBSCRIBER’S OBLIGATION TO CLOSE
4.1 The Subscriber’s obligation to acquire the Securities upon the execution of this Agreement is subject to the fulfillment, on or before the date hereof, of each of the following conditions, unless waived by the Subscriber:
(A) Representations and Warranties. The representations and warranties made by the Company in this Agreement shall be true and correct in all material respects as of the date hereof.
(B) Covenants. The Company shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the date hereof.
(C) Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities, as applicable.
(D) Consents and Waivers . The Company and the Subscriber shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreements.
(E) Proceedings and Documents. All corporate and other proceedings required to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Company, and the Company shall have been furnished with such instruments and documents as it shall have reasonably requested.

CONDITIONS TO COMPANY’S OBLIGATION TO CLOSE
5.1 The Company’s obligation to sell and issue the Securities is subject to the fulfillment on or before the date hereof of the following conditions, unless waived by the Company:

(A) Representations and Warranties. The representations and warranties made by the Subscriber in this Agreement shall be true and correct in all material respects when made and shall be true and correct as of the date of hereof.
(B) Covenants. The Subscriber shall have performed or complied with all covenants, agreements and conditions contained in the Agreements to be performed or complied with by the Subscriber on or prior to the date hereof in all material respects.
(C) Compliance with Securities Laws. The Company shall be satisfied that the offer and sale of the Securities shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by the Company of all necessary blue sky law permits and qualifications required by any state, if any).
(D) Consents and Waivers. The Company and the Subscriber shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement.
(E) Proceedings and Documents. All corporate and other proceedings required to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Company, and the Company shall have been furnished with such instruments and documents as it shall have reasonably requested.

REGISTRATION
6.1 The Company shall use commercially reasonable efforts to file with the SEC a registration statement on Form S-1, S-3 or any other appropriate form in the sole discretion of the Company (the “Registration Statement”) within 30 days following the closing of this offering, registering for resale, on a continuous or delayed basis in accordance with Securities Act Rule 415(a)(i), the Securities issued to the Subscriber, and the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective within 45 days following the closing of this offering (not including any days in which any SEC employees have been furloughed) as promptly as practicable following the date the Registration Statement is initially filed with the SEC. The Company shall cause the Registration Statement to remain effective through and until such time as the Securities may be available for resale by the Subscriber pursuant to Rule 144 or its other subsections (or any successor thereto) under the Securities Act. The Company shall bear the expenses incurred in connection with the filing of the Registration Statement and all reasonable costs associated with the resale of the Securities (pursuant to the Registration Statement or otherwise).

MISCELLANEOUS
7.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Subscriber.
7.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid or otherwise delivered by hand, messenger or courier service addressed:

(A) if to Subscriber, to the Subscriber’s address as shown in the Company’s records, as may be updated in accordance with the provisions hereof; or

(B) if to the Company, to the attention of the President or Chief Executive Officer of the Company at 11055 Flintkote Ave., San Diego, California 92121, or at such other current address as the Company shall have furnished to the Investors.
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.
7.3 Expenses. The Company and the Subscriber shall each pay their own expenses in connection with the transactions contemplated by this Agreement.
7.4 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transaction contemplated hereby for one (1) year from the date hereof.
7.5 Entire Agreement. This Agreement, including the exhibits attached hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.
7.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.
7.7 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
7.8 California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY

SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

7.9 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
7.11 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.
7.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
7.13 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of appeals.
7.14 Governing Law; Venue. The terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of California. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of California, County of San Diego. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts.
7.15 Obligation of Company. The Company agrees to use its reasonable efforts to enforce the terms of this Agreement, to inform the Subscriber of any breach hereof (to the extent the Company has knowledge thereof) and to assist the Subscriber in the exercise of its rights and the performance of its obligations hereunder.
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CARDIFF ONCOLOGY, INC.
ACCREDITED INVESTOR CERTIFICATION
For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial _______
I have a net worth of at least US$1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial _______
I have had an annual gross income for the past two years of at least US$200,000 (or US$300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______ I am a director or executive officer of Cardiff Oncology, Inc.

For Non-Individual Investors (Entities)
(all Non-Individual Investors must INITIAL where appropriate):

Initial _______
The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above (in which case each such person must complete the Accreditor Investor Certification for Individuals above as well the remainder of this questionnaire).

Initial _______
The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least US$5 million and was not formed for the purpose of investing in the Company.

Initial _______	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank,

savings and loan association, insurance company or registered investment advisor.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed US$5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial _______
The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding US$5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______
The investor certifies that it is a trust with total assets of at least US$5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial _______
The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of US$5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

Initial _______
The investor certifies that it is an investment company registered under the Investment Company Act of 1940, a business development company as defined in section 2(a)(48) of the Securities Act of 1933, as amended or a Small Business Investment Company licensed by the U.S. Small Business Administration Under section 301(c) or (d) of the Small Business Investment Act of 1985.

IN WITNESS WHEREOF, this Securities Purchase Agreement is executed as of the Effective Date.

Number of shares of Common Stock Subscribed For:
Total Purchase Price:	$
Signature of Authorized Signatory:
Name of Authorized Signatory:
Title of Authorized Signatory:
Name of Subscriber:
Address of Subscriber:
Subscriber’s tax ID#:
Subscriber’s Email Address:

ACCEPTED BY:

CARDIFF ONCOLOGY, INC., a Delaware corporation

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title of Authorized Signatory: